DUFF & PHELPS

CONFIDENTIAL - DRAFT

Discussion Materials

Materials for Isramco, Inc. Special Committee

April 2, 2019

Table of Contents

Section

Appendices

Section 1.

Executive Summary

Executive Summary

Duff & Phelps Valuation Approach Overview

- Duff & Phelps performed a sum-of-the-parts valuation analysis for Isramco assuming Fair Market Value. For the purposes of our analysis, Duff & Phelps defines Fair Market Value as the price at which property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of relevant facts. In particular:

  » **Tamar ORRI:**
  - The value of the Tamar ORRI was calculated using a discounted cash flow analysis ("DCF") and a discount rate of 7.00%

  » **Oil & Gas Production Activity:**
  - Isramco Energy, LLC
    - Discounted Cash Flow Analysis and a discount rate of 7.75%
  - Isramco Resources, LLC
    - Discounted Cash Flow Analysis and a discount rate of 7.75%
  - Jay Petroleum LLC
    - Discounted Cash Flow Analysis and a discount rate of 7.75%

  » **Well Services:**
  - Multiple applied to the segment's estimated fiscal year ("FY") 2019 and projected FY2020 EBITDA

  » **Tamar Arbitration:**
  - Used management's assumption of 50% of the total potential pre-tax arbitration amount of $71.1 million ($35.5 million)

  » **Weighted Average Cost of Capital:**
  - Duff & Phelps calculated a discount rate for each of the Tamar ORRI and the Oil & Gas Production Activity assets using a capital asset pricing model, with inputs derived from the set of comparable companies for beta, target capital structure, and cost of debt.

Executive Summary

Valuation Summary

Valuation Summary - Isramco

($ in thousands, except per share values)

	Special Committee Proposal	Naphtha Valuation 1/8/19 Low	Naphtha Valuation 1/8/19 High	Notes (5)
Enterprise Value				
Tamar Royalties LLC (1) (2)	$374,000	$277,000	$310,000	A
Oil & Gas Production Activity (3)	33,000	24,000	25,000	B
Production Services	35,000	30,000	35,000	C
Arrow Assets	2,000	2,000	2,000	
Plug and Abandon	(22,000)	(22,000)	(22,000)	
Selling, General, and Administrative Expenses, After-Tax	(8,800)	(21,000)	(21,000)	D
Enterprise Value Conclusion - Pre-Arbitration	**$413,200**	**$290,000**	**$329,000**	
Less: Net Debt (4)	($43,685)	($48,000)	($48,000)	
Plus: Working Capital and Others (4)	(3,512)	5,000	5,000	
Aggregate Equity Value ("AEV") - Pre-Arbitration	**$366,003**	**$247,000**	**$286,000**	
Plus: Value of $35.5 million Arbitration Proceeds, After-Tax	$27,335	27,335	27,335	
AEV - Post-Arbitration	**$393,338**	**$274,335**	**$313,335**	
Total Shares Outstanding (Thousands) (4)	2,718			
Value Per Share (Rounded)	**$145.00**	**$101.00**	**$115.00**	

Current Naphtha Offer: $115 per share

(1) Indication uses a WACC of 7.00%
(2) Excludes selling, general and administrative expenses and assumes no step-up in tax basis
(3) Includes Isramco Resources, LLC, Isramco Energy, LLC, and Jay Petroleum LLC; Indications uses a WACC of 7.75%
(4) SC Proposal as of December 31, 2018; Naphtha Valuation as of September 30, 2018
(5) Refer to page 6 for Duff & Phelps commentary

Executive Summary
Summary of Differences

Note A: Tamar Royalties LLC

- Discount Rate - Duff & Phelps used a discount rate 7.00%, based on selected publicly traded companies in the royalty interest exploration and production industry and Israeli exploration and production companies that Duff & Phelps deemed relevant to its analysis.
  - » 7.00% was used in Isramco's October 2018 valuation report.
  - » The October valuation report used a discount rate ranging from 5.00% to 9.00%.
- Rate of Wellhead Adjustments – Naphtha assumed Wellhead adjustments of 11.5/12.5 to 10.5/12.5.
  - » The standard has been 11.5/12.5.

Note B: Oil & Gas Production Activity

- Discount Rate - Duff & Phelps used a discount rate of 7.75%, based on selected publicly traded companies.

Note C: Production Services

- Selected Multiples - Duff & Phelps used FY2019 and FY2020 EBITDA estimates to imply a range of values.

Note D: Selling General, and Administrative Expenses

- Taxes - Selling, General and Administrative Expenses of $8.8 million were calculating using the annual SG&A expenses of $800,000, capitalized at a discount rate of 7.00%, and are tax effected at a tax rate of 23.00%.

Section 2.

Weighted Average Cost of Capital Analysis

Weighted Average Cost of Capital Analysis

Tamar Royalties LLC

Weighted Average Cost of Capital Analysis - Tamar Royalties LLC

Levered Beta	Discount Rate	Sources and Considerations
Unlevered Beta	0.45	Selected Public Companies
Debt % of Capital	0.0%	Selected Public Companies
Equity % of Capital	100.0%	Selected Public Companies
Levered Beta	0.45	
Levered Cost of Equity		
Risk-free Rate	3.5%	Average Historical Yield on Treasury
Levered Beta	0.45	See Above
Market Risk Premium	5.0%	Duff & Phelps Study
Country Risk Premium	1.2%	Duff & Phelps Study
Levered Cost of Equity	7.0%	
Cost of Debt		
Cost of Long-term Debt	7.0%	Company's Borrowing Rate; BB Bond Rate
Country Risk Premium	1.2%	Duff & Phelps Study
After-tax Cost of Debt	8.2%	
Weighted Average Cost of Capital (WACC)		
Debt % of Capital	0.0%	
Equity % of Capital	100.0%	
Calculated WACC	6.95%	
Selected WACC	**7.00%**	

Weighted Average Cost of Capital Analysis

Tamar Royalties, LLC – 5-Year Beta Analysis

Comparable Company Beta Analysis - Tamar Royalties LLC

Company	Ticker	5-Year Betas Based on 5-Year Average Capital Structure: 5-Yr Average Market Cap. Weighting	Levered Beta 5-Year Weekly	R-Squared	Standard Error	Debt / Equity	Effective Tax Rate	Unadjusted Unlevered Beta	Cash Adj. Factor	Cash Adj. Unlevered Beta
Royalty Interest Public Companies										
Black Stone Minerals, L.P. (1)	NYSE:BSM	48.0%	0.66	0.06	0.14	15.1%	0.0%	0.57	1.00	0.57
Dorchester Minerals, L.P.	NasdaqGS:DMLP	8.2%	0.85	0.10	0.14	0.0%	0.0%	0.85	0.98	0.87
Permian Basin Royalty Trust	NYSE:PBT	5.7%	0.83	0.10	0.14	0.0%	0.0%	0.83	0.99	0.83
Sabine Royalty Trust	NYSE:SBR	8.3%	0.85	0.13	0.12	0.0%	0.0%	0.85	0.99	0.86
Israeli Comparables										
Alon Natural Gas Exploration Ltd.	TASE:ALGS	2.8%	0.61	0.04	0.12	191.4%	21.8%	0.24	0.92	0.27
Delek Drilling - Limited Partnership	TASE:DEDR.L	32.4%	0.56	0.02	0.55	55.8%	1.1%	0.36	0.92	0.39
Delek Royalties (2012) Ltd (2)	TASE:DLRL		NM	NM	NM	NA	29.8%	NA	0.97	NA
Energean Oil & Gas plc (3)	LSE:ENOG		NM	NM	NM	NM	25.1%	NA	0.90	NA
Tamar Petroleum Ltd (4)	TASE:TMRP		1.02	0.21	0.22	260.6%	21.2%	0.33	0.97	0.35
Isramco Negev 2 Limited Partnership	TASE:ISRA.L	24.7%	0.77	0.12	0.11	37.2%	0.0%	0.56	0.98	0.57
Naphtha Israel Petroleum Corp. Ltd.	TASE:NFTA	26.8%	1.25	0.22	0.16	72.5%	10.8%	0.76	0.96	0.79
Isramco, Inc.	NasdaqCM:ISRL	13.3%	0.76	0.05	0.18	35.4%	35.1%	0.62	0.96	0.65
Consolidated - Mean			0.81	0.11	0.19	66.8%	12.1%	0.60	0.96	0.61
Consolidated - Median			0.80	0.10	0.14	36.3%	5.9%	0.59	0.97	0.61

(1) Public since May 2015
(2) Public since June 2018
(3) Public since May 2018
(4) Public since July 2017

Weighted Average Cost of Capital Analysis

Tamar Royalties, LLC – 2-Year Beta Analysis

Comparable Company Beta Analysis - Tamar Royalties LLC

		2-Year Betas Based on 2-Year Average Capital Structure								
Company	Ticker	2-Yr Average Market Cap. Weighting	Levered Beta 2-Year Weekly	R-Squared	Standard Error	Debt / Equity	Effective Tax Rate	Unadjusted Unlevered Beta	Cash Adj. Factor	Cash Adj. Unlevered Beta
Royalty Interest Public Companies										
Black Stone Minerals, L.P. (1)	NYSE:BSM	47.5%	0.74	0.18	0.13	17.6%	0.0%	0.62	1.00	0.63
Dorchester Minerals, L.P.	NasdaqGS:DMLP	7.4%	0.70	0.11	0.16	0.0%	0.0%	0.70	0.97	0.72
Permian Basin Royalty Trust	NYSE:PBT	5.4%	0.79	0.14	0.17	0.0%	0.0%	0.79	0.99	0.79
Sabine Royalty Trust	NYSE:SBR	8.4%	0.91	0.23	0.16	0.0%	0.0%	0.91	0.99	0.92
Israeli Comparables										
Alon Natural Gas Exploration Ltd.	TASE:ALGS	1.7%	0.79	0.09	0.22	76.4%	19.1%	0.49	0.91	0.54
Delek Drilling - Limited Partnership	TASE:DEDR.L	27.9%	0.58	0.02	0.66	64.5%	0.8%	0.35	0.93	0.38
Delek Royalties (2012) Ltd (2)	TASE:DLRL		NM	NM	NM	NA	29.8%	NA	0.97	NA
Energean Oil & Gas plc (3)	LSE:ENOG	25.7%	NM	NM	NM	NM	10.0%	NA	0.88	NA
Tamar Petroleum Ltd (4)	TASE:TMRP	2.4%	1.02	0.21	0.22	260.6%	26.3%	0.35	0.97	0.36
Isramco Negev 2 Limited Partnership	TASE:ISRA.L	13.5%	0.80	0.10	0.21	49.6%	0.0%	0.54	0.96	0.56
Naphtha Israel Petroleum Corp. Ltd.	TASE:NFTA	19.5%	1.18	0.17	0.28	72.3%	16.4%	0.74	0.94	0.78
Isramco, Inc.	NasdaqCM:ISRL	9.4%	0.21	0.01	0.20	30.8%	30.2%	0.17	0.95	0.18
Consolidated - Mean			0.77	0.13	0.24	57.2%	11.1%	0.56	0.96	0.58
Consolidated - Median			0.79	0.12	0.21	40.2%	5.4%	0.58	0.97	0.59

(1) Public since May 2015
(2) Public since June 2018
(3) Public since May 2018
(4) Public since July 2017

Section 3.

Public Market Historical Trading Summary

Public Market Historical Trading Summary

Isramco Trading Summary

Isramco, Inc. - Common Stock Overview

Stock Price as of April 1, 2019	$118.00
Stock Price as of April 1, 2018	103.80
Stock Price as of April 1, 2017	117.15
30-Day Volume Weighted Average Price ("VWAP")	$109.66
60-Day VWAP	113.24
90-Day VWAP	114.15
52-Week Average Closing Price	$115.47
52-Week High Closing Price (9/20/2018)	125.50
52-Week Low Closing Price (5/11/2018)	95.13
104-Week Average Closing Price	$113.68
104-Week High Closing Price (9/20/2018)	125.50
104-Week Low Closing Price (3/9/2018)	94.65

Isramco, Inc. - Historical Daily Trading Volume (In Thousands)

One-Week Average	1	Two-Week Average	1	One-Month Average	2
% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%	% of Shares Outstanding	0.1%
% of Float	0.2%	% of Float	0.1%	% of Float	0.2%
Two-Month Average	1	Six-Month Average	1	One-Year Average	1
% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%
% of Float	0.2%	% of Float	0.1%	% of Float	0.1%
Two-Year Average	1	Three-Year Average	1	Four-Year Average	1
% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%	% of Shares Outstanding	0.0%
% of Float	0.1%	% of Float	0.2%	% of Float	0.2%
Total Shares Outstanding (1)	2,718				
Public Float Shares	733				
Public Float %	27.0%				

(1) Based on the latest available data through S&P CapitalIQ

Source: Bloomberg, SEC Filings, and Capital IQ

Public Market Historical Trading Summary

Isramco Trading History



Current Naphtha Offer: $115.00
Share Price
Volume (thousands)
$140.00
$130.00
$120.00
$110.00
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
25.00
20.00
15.00
10.00
5.00
0.00
Minimum Price over Trading Period (March 9, 2018): $94.65
Price on date of TASE Disclosure (March 21, 2018): $102.10
1/1/17
2/1/17
3/1/17
4/1/17
5/1/17
6/1/17
7/1/17
8/1/17
9/1/17
10/1/17
11/1/17
12/1/17
1/1/18
2/1/18
3/1/18
4/1/18
5/1/18
6/1/18
7/1/18
8/1/18
9/1/18
10/1/18
11/1/18
12/1/18
1/1/19
2/1/19
3/1/19
4/1/19

Section 4.

Premiums Paid Analysis

Premiums Paid Analysis

Majority / Minority Deals

Premiums Paid Analysis

	Criteria	Number of Transactions	Stock Price Premium (Median) 1-Day Prior (%)	1-Week Prior (%)	1-Month Prior (%)	Implied Stock Price (1/8/19) 1-Day Prior ($)	1-Week Prior ($)	1-Month Prior ($)
1	Oil, Gas, and Consumable Fuels and Energy Equipment and Services	15	24.0%	26.8%	31.7%	$146.37	$149.63	$155.43
2	All deals with Enterprise Value < $500 million	145	16.1%	18.5%	20.6%	$137.01	$139.78	$142.32
3	All United States Deals	14	21.6%	32.0%	29.4%	$143.48	$155.74	$152.68
4	All Israeli Deals	6	19.8%	23.7%	33.8%	$141.39	$146.00	$157.86
5	All Deals with Majority Shareholder Purchasing Remaining Shares	217	17.8%	18.4%	20.0%	$139.00	$139.66	$141.60
	Isramco, Inc. - Stock Price as of 4/1/2019		**$118.00**	**$113.00**	**$113.30**			
	Proposed Transaction @ $115.00		**(2.5%)**	**1.8%**	**1.5%**			
	Isramco, Inc. - Stock Price as of 3/21/2018		**$102.10**	**$101.00**	**$104.00**			
	Proposed Transaction @ $115.00		**12.6%**	**13.9%**	**10.6%**			

Notes:

(1) Data excludes negative premiums

(2) Data includes announced, effective, and closed deals over the prior 3 years

(3) Only includes transactions with a majority shareholder purchasing remaining shares

Source: Capital IQ

Premiums Paid Analysis

Implied Share Prices



$150.00
$140.00
$130.00
$120.00
$110.00
$100.00
$90.00
$80.00
Share Price
25.00
20.00
15.00
10.00
5.00
0.00
Volume (thousands)
1/1/17
2/1/17
3/1/17
4/1/17
5/1/17
6/1/17
7/1/17
8/1/17
9/1/17
10/1/17
11/1/17
12/1/17
1/1/18
2/1/18
3/1/18
4/1/18
5/1/18
6/1/18
7/1/18
8/1/18
9/1/18
10/1/18
11/1/18
12/1/18
1/1/19
2/1/19
3/1/19
4/1/19
Volume
Price
Average
Average + Premium 1
Average + Premium 2
Average + Premium 3
Average + Premium 4
Average + Premium 5

Average Share Price Over January 1, 2017 – April 1, 2019 Period: $114.74
Premium 1: Oil, Gas, and Consumable Fuels and Energy Equipment and Services (1-Day Premium: 24.0%) – **Implied Share Price: $142.32**;
Premium 2: All Deals with Enterprise Value < $500 million (1-Day Premium: 16.1%) – **Implied Share Price: $133.22**;
Premium 3: All United States Deals (1-Day Premium: 21.6%) – **Implied Share Price: $139.51**;
Premium 4: All Israeli Deals (1-Day Premium: 19.8%) – **Implied Share Price: $137.48**; and
Premium 5: All Deals with Majority Shareholder Purchasing Remaining Shares (1-Day: 17.8%) – **Implied Share Price: $135.16**

Appendices

Appendix 1.

Summary Valuation Range

Summary Valuation Range

Valuation Summary - Isramco

($ in thousands, except per share values)

				Naphtha Valuation	
	Low	Mid	High	Low	High
Enterprise Value					
Tamar Royalties LLC (1) (2)	$324,000	$351,000	$374,000	$277,000	$310,000
Oil & Gas Production Activity (3)	30,000	32,000	33,000	24,000	25,000
Production Services	30,000	32,500	35,000	30,000	35,000
Arrow Assets	2,000	2,000	2,000	2,000	2,000
Plug and Abandon	(22,000)	(22,000)	(22,000)	(22,000)	(22,000)
Selling, General and Administrative Expenses, After-Tax	(8,800)	(8,800)	(8,800)	(21,000)	(21,000)
Enterprise Value Conclusion - Pre-Arbitration	**$355,200**	**$386,700**	**$413,200**	**$290,000**	**$329,000**
Less: Net Debt (4)	($43,685)	($43,685)	($43,685)	($48,000)	($48,000)
Plus: Working Capital and Others (4)	(3,512)	(3,512)	(3,512)	5,000	5,000
AEV - Pre-Arbitration	**$308,003**	**$339,503**	**$366,003**	**$247,000**	**$286,000**
Plus: Value of $35.5 million Arbitration Proceeds, After-Tax	$27,335	$27,335	$27,335	27,335	27,335
AEV - Post-Arbitration	**$335,338**	**$366,838**	**$393,338**	**$274,335**	**$313,335**
Total Shares Outstanding (Thousands) (4)	2,718	2,718	2,718		
Value Per Share (Rounded)	**$123.00**	**$135.00**	**$145.00**	**$101.00**	**$115.00**

Current Naphtha Offer:
$115 per share

(1) Low, Mid, and High indications use a WACC of 8.75%, 7.75%, and 7.00%, respectively
(2) Excludes selling, general and administrative expenses and assumes no step-up in tax basis
(3) Includes Isramco Resources, LLC, Isramco Energy, LLC and Jay Petroleum LLC; Low, Mid, and High indications use a WACC of 9.75%, 8.75%, and 7.75%, respectively
(4) SC Proposal as of December 31, 2018; Naphtha Valuation as of September 30, 2018
(5) Refer to page 6 for Duff & Phelps commentary

Appendix 2.

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

Tamar Royalties LLC

Discounted Cash Flow Analysis - Tamar Royalties LLC

($ in thousands)

Fiscal Year Ending December 31,	*Management Projections* 2019P	2020P	2021P	2022P	2023P	2024P	2025P	2026P	2027P	2028P	Remaining
Total Revenue	$2,151,558	$2,154,523	$2,122,489	$2,119,911	$2,136,671	$2,158,059	$2,182,240	$2,207,027	$2,236,544	$2,274,113	$51,545,114
Growth	*NA*	*0.1%*	*(1.5%)*	*(0.1%)*	*0.8%*	*1.0%*	*1.1%*	*1.1%*	*1.3%*	*1.7%*	*NA*
EBITDA	$55,861	$50,608	$38,566	$33,617	$29,920	$29,435	$29,774	$30,121	$30,534	$31,061	$703,758
EBITDA Margin	*2.6%*	*2.3%*	*1.8%*	*1.6%*	*1.4%*	*1.4%*	*1.4%*	*1.4%*	*1.4%*	*1.4%*	*1.4%*
Taxable Income (1)	$56,661	$51,408	$39,366	$34,417	$30,720	$30,235	$30,574	$30,921	$31,334	$31,861	$722,158
Pro Forma Taxes @ 23.0%	(13,032)	(11,824)	(9,054)	(7,916)	(7,066)	(6,954)	(7,032)	(7,112)	(7,207)	(7,328)	(166,096)
Net Operating Profit After Tax	$43,629	$39,584	$30,311	$26,501	$23,655	$23,281	$23,542	$23,809	$24,128	$24,533	$556,062
Capital Expenditures	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Free Cash Flow	$43,629	$39,584	$30,311	$26,501	$23,655	$23,281	$23,542	$23,809	$24,128	$24,533	$556,062

Enterprise Value	**Low**	**Mid**	**High**
Weighted Average Cost of Capital	8.75%	7.75%	7.00%
Indicated Enterprise Value Range (Rounded)	**$324,000**	**$351,000**	**$374,000**

Implied Enterprise Value Multiples				
EV / 2019P EBITDA	$55,861.3	5.8x	6.3x	6.7x
EV / 2020P EBITDA	50,608.1	6.4x	6.9x	7.4x

(1) Excludes Selling, General and Administrative Expenses

Discounted Cash Flow Analysis

Isramco Energy, LLC

Discounted Cash Flow Analysis - Isramco Energy, LLC

($ in thousands)

Fiscal Year Ending December 31,	2018E	2019P	2020P	2021P	2022P	2023P	2024P	2025P	2026P	2027P	2028P	Remaining	'18 - '28 CAGR	'19 - '28 Average
		Management Projections												
Total Revenue	$6,214	$4,916	$3,922	$3,560	$3,413	$3,126	$2,711	$2,358	$2,179	$2,036	$1,839	$16,975	*(11.5%)*	
Growth	*NA*	*(20.9%)*	*(20.2%)*	*(9.2%)*	*(4.1%)*	*(8.4%)*	*(13.3%)*	*(13.0%)*	*(7.6%)*	*(6.5%)*	*(9.7%)*	*NA*		
EBITDA	$2,525	$1,457	$1,809	$1,603	$1,509	$1,346	$1,183	$1,056	$943	$844	$755	$6,453	*(11.4%)*	
EBITDA Margin	*40.6%*	*29.6%*	*46.1%*	*45.0%*	*44.2%*	*43.0%*	*43.6%*	*44.8%*	*43.3%*	*41.5%*	*41.0%*	*38.0%*		*42.2%*
EBITDA		$1,457	$1,809	$1,603	$1,509	$1,346	$1,183	$1,056	$943	$844	$755	$6,453		
Pro Forma Taxes @ 0.0%		0	0	0	0	0	0	0	0	0	0	0		
Net Operating Profit After Tax		$1,457	$1,809	$1,603	$1,509	$1,346	$1,183	$1,056	$943	$844	$755	$6,453		
Capital Expenditures		($135)	($45)	$0	$0	$0	$0	$0	$0	$0	$0	$0		
Free Cash Flow		$1,322	$1,764	$1,603	$1,509	$1,346	$1,183	$1,056	$943	$844	$755	$6,453		

Enterprise Value		Low	Mid	High
Weighted Average Cost of Capital		9.75%	8.75%	7.75%
Indicated Enterprise Value Range (Rounded)		$10,000	$11,000	$11,000
Implied Enterprise Value Multiples				
EV / 2018E EBITDA	$2,525.5	4.0x	4.4x	4.4x
EV / 2019P EBITDA	1,456.7	6.9x	7.6x	7.6x
EV / 2020P EBITDA	1,808.9	5.5x	6.1x	6.1x

Discounted Cash Flow Analysis

Isramco Resources, LLC

Discounted Cash Flow Analysis - Isramco Resources, LLC

($ in thousands)

Fiscal Year Ending December 31,	2018E	2019P	2020P	2021P	2022P	2023P	2024P	2025P	2026P	2027P	2028P	Remaining	'18 - '28 CAGR	'19 - '28 Average
		Management Projections												
Total Revenue	$7,978	$6,970	$5,666	$5,393	$5,997	$6,330	$4,489	$3,850	$3,379	$2,980	$2,658	$31,522	(10.4%)	
Growth	*NA*	*(12.6%)*	*(18.7%)*	*(4.8%)*	*11.2%*	*5.5%*	*(29.1%)*	*(14.2%)*	*(12.2%)*	*(11.8%)*	*(10.8%)*	*NA*		
EBITDA	$2,737	$1,801	$2,477	$2,270	$3,216	$3,785	$2,941	$2,386	$1,991	$1,703	$1,482	$14,195	(5.9%)	
EBITDA Margin	*34.3%*	*25.8%*	*43.7%*	*42.1%*	*53.6%*	*59.8%*	*65.5%*	*62.0%*	*58.9%*	*57.1%*	*55.8%*	*45.0%*		*52.4%*
EBITDA		$1,801	$2,477	$2,270	$3,216	$3,785	$2,941	$2,386	$1,991	$1,703	$1,482	$14,195		
Pro Forma Taxes @ 0.0%		0	0	0	0	0	0	0	0	0	0	0		
Net Operating Profit After Tax		$1,801	$2,477	$2,270	$3,216	$3,785	$2,941	$2,386	$1,991	$1,703	$1,482	$14,195		
Capital Expenditures		($148)	$0	($99)	($166)	$0	$0	$0	$0	$0	$0	$0		
Free Cash Flow		$1,653	$2,477	$2,172	$3,051	$3,785	$2,941	$2,386	$1,991	$1,703	$1,482	$14,195		

Enterprise Value	**Low**	**Mid**	**High**
Weighted Average Cost of Capital	9.75%	8.75%	7.75%
Indicated Enterprise Value Range (Rounded)	**$19,000**	**$20,000**	**$21,000**

Implied Enterprise Value Multiples				
EV / 2018E EBITDA	$2,736.7	6.9x	7.3x	7.7x
EV / 2019P EBITDA	1,800.9	10.6x	11.1x	11.7x
EV / 2020P EBITDA	2,476.9	7.7x	8.1x	8.5x

Discounted Cash Flow Analysis

Jay Petroleum LLC

Discounted Cash Flow Analysis - Jay Petroleum, L.L.C.

($ in thousands)

		Management Projections											'18 - '28	'19 - '28
Fiscal Year Ending December 31,	2018E	2019P	2020P	2021P	2022P	2023P	2024P	2025P	2026P	2027P	2028P	Remaining	CAGR	Average
Total Revenue	$708	$581	$405	$369	$330	$303	$268	$209	$191	$177	$165	$1,316	(13.6%)	
Growth	*NA*	*(18.0%)*	*(30.3%)*	*(8.9%)*	*(10.7%)*	*(7.9%)*	*(11.7%)*	*(22.0%)*	*(8.4%)*	*(7.5%)*	*(6.7%)*	*NA*		
EBITDA	$269	$188	$232	$205	$187	$166	$144	$127	$114	$102	$92	$758	(10.2%)	
EBITDA Margin	*38.0%*	*32.3%*	*57.3%*	*55.5%*	*56.8%*	*54.6%*	*53.7%*	*61.0%*	*59.7%*	*57.9%*	*55.6%*	*57.6%*		*54.4%*
EBITDA		$188	$232	$205	$187	$166	$144	$127	$114	$102	$92	$758		
Pro Forma Taxes @ 0.0%		0	0	0	0	0	0	0	0	0	0	0		
Net Operating Profit After Tax		$188	$232	$205	$187	$166	$144	$127	$114	$102	$92	$758		
Capital Expenditures		($10)	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0		
Free Cash Flow		$178	$232	$205	$187	$166	$144	$127	$114	$102	$92	$758		

Enterprise Value	Low	Mid	High
Weighted Average Cost of Capital	9.75%	8.75%	7.75%
Indicated Enterprise Value Range (Rounded)	**$1,000**	**$1,000**	**$1,000**

Implied Enterprise Value Multiples				
EV / 2018E EBITDA	$269.0	3.7x	3.7x	3.7x
EV / 2019P EBITDA	187.5	5.3x	5.3x	5.3x
EV / 2020P EBITDA	232.2	4.3x	4.3x	4.3x

Section 3.

Discounted Cash Flow Analysis – Tamar (New Model)

Discounted Cash Flow Analysis – Tamar (New Model)

Tamar Royalties, LLC

Discounted Cash Flow Analysis - Tamar Royalties LLC

($ in thousands)

	Management Projections											
Fiscal Year Ending December 31,	**2019P**	**2020P**	**2021P**	**2022P**	**2023P**	**2024P**	**2025P**	**2026P**	**2027P**	**2028P**		**Remaining**
Total Revenue	$2,083,534	$2,045,343	$2,042,212	$2,012,323	$2,033,384	$2,050,904	$2,056,664	$2,078,007	$2,108,000	$2,145,666	-	$53,501,732
Growth	*NA*	*(1.8%)*	*(0.2%)*	*(1.5%)*	*1.0%*	*0.9%*	*0.3%*	*1.0%*	*1.4%*	*1.8%*		*NA*
EBITDA	$54,070	$52,135	$38,671	$33,214	$29,708	$27,942	$28,014	$28,313	$28,734	$29,261	-	$731,171
EBITDA Margin	*2.6%*	*2.5%*	*1.9%*	*1.7%*	*1.5%*	*1.4%*	*1.4%*	*1.4%*	*1.4%*	*1.4%*		*1.4%*
Taxable Income (1)	$54,870	$52,935	$39,471	$34,014	$30,508	$28,742	$28,814	$29,113	$29,534	$30,061	-	$749,571
Pro Forma Taxes @ 23.0%	(12,620)	(12,175)	(9,078)	(7,823)	(7,017)	(6,611)	(6,627)	(6,696)	(6,793)	(6,914)	-	(172,401)
Net Operating Profit After Tax	$42,250	$40,760	$30,392	$26,191	$23,491	$22,131	$22,187	$22,417	$22,741	$23,147	-	$577,169
Capital Expenditures	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	-	$0
Free Cash Flow	$42,250	$40,760	$30,392	$26,191	$23,491	$22,131	$22,187	$22,417	$22,741	$23,147	-	$577,169

Enterprise Value	**Low**	**Mid**	**High**
Weighted Average Cost of Capital	8.75%	7.75%	7.00%
Indicated Enterprise Value Range (Rounded)	**$317,000**	**$344,000**	**$368,000**

Implied Enterprise Value Multiples				
EV / 2019P EBITDA	$54,069.9	5.9x	6.4x	6.8x
EV / 2020P EBITDA	52,135.1	6.1x	6.6x	7.1x

(1) Excludes Selling, General and Administrative Expenses

Section 4.

Production Services Segment Analysis

Production Services Segment Analysis

Selected Comparable Company Analysis – Valuation Multiples

Selected Public Companies Analysis

($ in millions, except per share data)

COMPANY INFORMATION	MARKET DATA			ENTERPRISE VALUE AS MULTIPLE OF				
Company Name	Common Stock Price on 04/01/2019	% of 52-Week High	Enterprise Value	LTM EBITDA	2019 EBITDA	2020 EBITDA	2021 EBITDA	LTM Revenue
Basic Energy Services, Inc.	$3.80	21.8%	$361	6.6x	5.1x	3.0x	NA	0.37x
C&J Energy Services, Inc.	15.52	48.4	870	3.2	NA	NA	NA	0.39
Key Energy Services, Inc.	4.06	22.1	276	11.6	10.4	4.5	NA	0.53
Patterson-UTI Energy, Inc.	14.02	58.4	3,863	4.9	5.5	4.7	4.3	1.16
RPC Group Plc	10.36	91.6	6,048	7.9	7.5	7.1	6.9	1.19
Select Energy Services, Inc.	12.02	67.3	1,269	5.4	5.8	4.8	NA	0.83
Superior Energy Services, Inc.	4.67	36.7	1,853	5.5	6.1	5.0	4.4	0.87
TETRA Technologies, Inc.	2.34	45.8	1,236	8.2	6.4	5.4	NA	1.24
Mean		**49.0%**	**1,972**	**6.7x**	**6.7x**	**4.9x**	**5.2x**	**0.82x**
Median		**47.1%**	**1,253**	**6.0x**	**6.1x**	**4.8x**	**4.4x**	**0.85x**

LTM = Latest Twelve Months

Enterprise Value = (Market Capitalization + Management Equity + Debt + Preferred Stock + Non-Controlling Interest) - (Cash & Equivalents + Net Non-Operating Assets)

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization

Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports

Production Services Segment Analysis

Valuation Analysis

Valuation Analysis - Production Services Segment

($ in thousands)

Enterprise Value Multiples					Valuation Summary					
Metric	Public Company Range			Public Company Median	Selected Multiple Range			Company Performance	Enterprise Value Range		
FY2019E EBITDA	5.1x	-	10.4x	6.1x	**7.0x**	-	**8.0x**	$4,400	$30,800	-	$35,200
FY2020P EBITDA	3.0x	-	7.1x	4.8x	**5.0x**	-	**6.0x**	$5,900	$29,500	-	$35,400
					Indicated Enterprise Value Range (Rounded)				**$30,000**	-	**$35,000**

Section 4.

2019 Projection Comparison

2019 Projection Comparison

Budget

Tamar Royalties:

Tamar



14,000,000
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
-
Q1 2019
Q2 2019
Q3 2019
Q4 2019

	Q1 2019	Q2 2019	Q3 2019	Q4 2019
Revenues	7,897,564	11,691,027	13,587,759	13,587,759
Expenses	94,109	94,109	94,109	94,109
Income before DD&A, Interest & Tax	7,803,455	11,596,918	13,493,650	13,493,650
Cash flow	2,103,455	6,196,918	8,093,650	8,093,650

EBITDA Projection Comparison

	2019P (Old Model)	2019P (New Model)	2019 Budget
Tamar Royalties LLC	$55,861,275	$54,070,000	$46,387,673

2019 Projection Comparison

Budget

Isramco

Oil and Gas Production Segment: **E&P**



3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
(500,000)
Q1 2019
Q2 2019
Q3 2019
Q4 2019

	Q1 2019	Q2 2019	Q3 2019	Q4 2019
Revenues	3,421,112	3,235,539	3,209,648	3,240,310
Expenses	3,166,970	3,157,929	3,156,667	3,158,161
Income before DD&A, Interest & Tax	254,142	77,611	52,981	82,149
Cash flow	155,142	(21,389)	(46,019)	(16,851)

Assumption	Prices	Decrease
OIL	47.84	-6%
GAS	2.94	-1%
PP	19.40	-4%

EBITDA Projection Comparison

	2019P	2019 Budget
Oil & Gas Production Segment	$3,445,117	$466,883

2019 Projection Comparison

Budget

AAA Well Service Segment: AWS



12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
-
Q1 2019
Q2 2019
Q3 2019
Q4 2019

	Q1 2019	Q2 2019	Q3 2019	Q4 2019
Revenues	8,490,446	9,641,820	10,562,290	10,907,578
Expenses	7,963,346	8,820,346	9,501,639	9,753,528
Income before DD&A, Interest & Tax	527,100	821,474	1,060,651	1,154,050
Cash flow	402,100	696,474	935,651	1,029,050

EBITDA Projection Comparison

	2019P	2019 Budget
Well Service Segment	$4,400,000	$3,563,275